===========================================================


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D. C 20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
         For the fiscal year ended December 31, 1999

  Commission   Registrant, State of Incorporation,  IRS Employer
  File Number  Address and Telephone Number         Identification No.
  1-11603      SIGCORP, Inc.                        35-1940620
               (An Indiana corporation)
               20 N. W. Fourth Street
               Evansville, Indiana  47741-0001
               (812) 465-5300

  1-3553       Southern Indiana Gas and
               Electric Company                     35-0672570
               (An Indiana Corporation)
               20 N. W. Fourth Street
               Evansville, Indiana  47741-0001
               (812) 465-5300


===========================================================

Explanatory Note:

Filing of the audited financial statements of SIGCORP, Inc.
and Southern Indiana Gas and Electric Company for the fiscal year ended December 31, 1999

SIGCORP, Inc. (SIGCORP) and Southern Indiana Gas and Electric Company (SIGECO) will file their combined Annual Report on Form 10-K (Form 10-K) for the year ended December 31, 1999 in late March 2000. SIGECO intends to complete several financing activities by March 1, 2000: the repricing of two series of pollution control bonds and the refunding of a third series of pollution control bonds. Because the financing activities will occur before the filing of the Form 10-K, the audited financial statements of SIGCORP and SIGECO for the fiscal year ended December 31, 1999 are being filed under Form 8-K.

Item 7.  Financial Statements and Exhibits
                                                                    Page
                                                                   Number
         Financial Statements

         SIGCORP

            Report of Independent Public Accountants                 4

            Consolidated Statements of Income for the years
            ended December 31, 1999, 1998 and 1997                   6

            Consolidated Statements of Cash Flows for the years
            ended December 31, 1999, 1998 and 1997                   7

            Consolidated Balance Sheets - December 31, 1999 and
            1998.                                                    8

            Consolidated Statements of Capitalization -
            December 31, 1999 and 1998                               10

            Consolidated Statements of Common Shareholders'
            Equity
            for the years ended December 31, 1999, 1998 and
            1997                                                     11

         SIGECO

            Report of Independent Public Accountants                 12

            Statements of Income for the years
            ended December 31, 1999, 1998 and 1997                   14

            Statements of Cash Flows for the years
            ended December 31, 1999, 1998 and 1997                   15

            Balance Sheets - December 31, 1999 and 1998              16

            Statements of Capitalization -
            December 31, 1999 and 1998                               18

            Statements of Common Shareholder's Equity for the
            years ended December 31, 1999, 1998 and 1997             19

         SIGCORP and SIGECO

            Notes to Consolidated Financial Statements               20







REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO SIGCORP, Inc.:

     We have audited the consolidated balance sheets and consolidated statements of capitalization of SIGCORP, Inc.
(an Indiana corporation) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, common shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999.
These financial statements are the responsibility of SIGCORP, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SIGCORP, Inc. as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended
December 31, 1999, in conformity with generally accepted accounting principles.




                                  ARTHUR ANDERSEN LLP

Chicago, Illinois
January 28, 2000














SIGCORP, Inc. and
Subsidiaries

















SIGCORP, Inc.
CONSOLIDATED  STATEMENTS OF INCOME

Year Ended December 31 (in thousands
except for per share amounts)             1999        1998       1997
OPERATING REVENUES:
  Electric utility                     $  307,569   $ 297,865  $ 272,545
  Gas utility                              68,212      66,801     85,561
  Energy services and other               228,710     192,445     75,131
     Total operating revenues             604,491     557,111    433,237

OPERATING EXPENSES:
  Fuel for electric generation             66,305      65,222     62,630
  Purchased electric energy                20,791      20,762     13,985
  Cost of gas sold                         39,612      39,627     54,060
  Cost of energy services and other       223,887     187,742    73,668
  Other operation expenses                 71,823      64,430     60,726
  Maintenance                              34,661      37,553     29,224
  Depreciation and amortization            45,340      42,733     40,373
  Property and other taxes                 13,260      12,963     12,989
     Total operating expenses             515,679     471,032    347,655

OPERATING INCOME                           88,812      86,079     85,582
INTEREST AND OTHER CHARGES:
  Interest expense on long-term debt       18,722      19,977     19,797
  Interest expense on short-term debt       5,245       3,313      1,519
  Amortization of premium, discount
  and expense on debt                         487         690        671
  Allowance for funds used during
  construction                             (2,803)     (1,392)    (1,378)
  Preferred dividend requirements of
  subsidiary                                1,078       1,095      1,097
  Interest income                          (4,495)     (5,488)    (3,003)
  Other, net                               (7,197)     (6,602)    (3,122)
   Total interest and other charges        11,037      11,593     15,581

INCOME BEFORE INCOME TAXES                 77,775      74,486     70,001
  Federal and state income taxes           25,718      24,010     23,861
NET INCOME                             $   52,057    $ 50,476   $ 46,140

AVERAGE COMMON SHARES OUTSTANDING          23,631      23,631     23,631

BASIC EARNINGS PER SHARE OF COMMON
STOCK                                  $     2.20    $   2.14   $   1.95

DILUTED EARNINGS PER SHARE OF COMMON
STOCK                                  $     2.19    $   2.12   $   1.95

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


SIGCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31 (in thousands)      1999         1998       1997
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                             $ 52,057    $  50,476   $ 46,140
  Adjustments to reconcile net income
  to net cash
  provided by operating activities:
    Depreciation and amortization          45,340       42,733     40,373
    Preferred dividend requirements of
     subsidiary                             1,078        1,095      1,097
    Deferred income taxes and
  investment                                8,637       (3,684)    (3,899)
     tax credits, net
    Allowance for other funds used
     during construction                      296          -         (581)
    Change in assets and liabilities:
     Receivables, net (including
     accrued
      unbilled revenues)                  (15,385)     (11,608)   (19,497)
      Inventories                           2,115      (12,421)    (4,306)
      Accounts payable                      7,407        5,650     14,141
     Accrued taxes                          5,137       (1,005)    (1,855)
     Refunds to customers and from
      gas suppliers                         3,219        1,001     (1,566)
     Other assets and liabilities          (2,861)       9,322     8,103
    Net cash provided by operating
     activities                           107,040       81,559    78,150
CASH FLOWS FROM INVESTING ACTIVITIES
  Construction expenditures (net of
  allowance for
  other funds used during construction)   (60,676)    (55,313)   (65,501)                           )
  Demand side management program
  expenditures                               (252)     (1,182)    (2,340)
  Investments in leveraged leases         (49,734)      6,961          -
  Purchases of investments                   (389)     (1,940)      (423)
  Sales of investments                        183          80        264
  Investments in partnerships and other    (3,340)    (11,419)     3,166
  corporations
  Change in nonutility property            (5,504)       (279)    (5,572)
  Change in notes receivable              (11,899)      1,033     (5,592)
  Other                                    (1,368)     (2,176)    (1,181)
    Net cash used in investing
     activities                          (132,979)    (64,235)   (77,179)
CASH FLOWS FROM FINANCING ACTIVITIES
  First mortgage bonds retired            (55,000)    (14,000)      (295)
  First mortgage bonds issued              80,000       -             -
  Dividends paid                          (32,380)    (30,188)   (30,482)                                                        )
  Reduction in preferred stock               (116)       (116)     -
  Change in environmental improvement
  funds held by trustee                     3,304        (198)      (272)
  Payments on partnership obligations      (1,513)     (2,205)    (2,276)
  Change in notes payable                  37,479      28,578     26,980
  Other                                     2,297          27      2,010
    Net cash (used) provided by in
     financing activities                  34,071     (18,102)    (4,335)
NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                            8,132        (778)    (3,364)
CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD                                   5,049       5,827      9,191
CASH AND CASH EQUIVALENTS AT END OF
PERIOD                                   $ 13,181    $  5,049    $ 5,827

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


SIGCORP, Inc.
CONSOLIDATED BALANCE SHEETS

At December 31 (in thousands)                     1999           1998
ASSETS

UTILITY PLANT, at original cost:
  Electric                                    $ 1,160,216    $ 1,141,870
  Gas                                             156,918        150,136
                                                1,317,134      1,292,006
  Less accumulated provision for depreciation     623,611        593,901
                                                  693,523        698,105
  Construction work in progress                    45,393         24,306
    Net utility plant                             738,916        722,411

OTHER INVESTMENTS AND PROPERTY:
  Investments in leveraged leases                  85,737         36,003
  Investments in partnerships and other
   corporations                                    35,729         32,389
  Environmental improvement funds held by
   trustee                                            996          4,300
  Notes receivable                                 32,271         20,372
  Nonutility property and other, net               20,405         14,901
    Total other investments and property          175,138        107,965

CURRENT ASSETS:
  Cash and cash equivalents                        13,181          5,049
  Temporary investments, at market                    903            793
  Receivables, less allowance of $2,210 and
  $2,204, respectively                             83,073         65,829
  Accrued unbilled revenues                        18,736         20,595
  Inventories                                      43,060         45,351
  Current regulatory assets                         7,921          9,527
  Other current assets                              9,068          3,777
    Total current assets                          175,942        150,921

OTHER ASSETS:
  Unamortized premium on reacquired debt            3,937          4,226
  Postretirement benefits other than pensions          -             985
  Demand side management programs                  25,298         25,046
  Allowance inventory                               2,269          2,093
  Deferred charges                                 22,642         15,871
    Total other assets                             54,146         48,221

TOTAL                                         $ 1,144,142    $ 1,029,518

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


SIGCORP, Inc.
CONSOLIDATED BALANCE SHEETS

At December 31 (in thousands)                     1999           1998
SHAREHOLDERS' EQUITY AND LIABILITIES
CAPITALIZATION:
Common Stock                                   $  78,258      $  78,258
Retained Earnings                                315,028        292,717
Accumulated Other Comprehensive Income (Loss)        (78)          (12)
   Total common shareholders' equity             393,208         370,963
Cumulative Nonredeemable Preferred Stock of
Subsidiary                                        11,090         11,090
Cumulative Redeemable Preferred Stock of
Subsidiary                                         7,500          7,500
Cumulative Special Preferred Stock of
Subsidiary                                           692            808
Long-Term Debt, net of current maturities        273,282        204,771
Long-Term Partnership Obligations, net of
current maturities                                   249            781
  Total capitalization, excluding bonds
   subject to
  tender (see Consolidated Statements of
   Capitalization)                               686,021        595,913

CURRENT LIABILITIES:
Current Portion of Adjustable Rate Bonds
Subject to Tender                                 53,700         53,700
Current Maturities of Long-Term Debt, Interim
Financing
 and Long-Term Partnership Obligations:
  Maturing long-term debt                              -         45,000
  Notes payable                                  108,566         69,508
  Partnership obligations                            596          1,577
    Total current maturities of long-term
    debt, interim financing
    and long-term partnership obligations        109,162        116,085

Other Current Liabilities:
  Accounts payable                                60,798         53,391
  Dividends payable                                  117            120
  Accrued taxes                                   10,000          4,863
  Accrued interest                                 6,823          5,140
  Refunds to customers                             5,375          2,156
  Other accrued liabilities                       25,758         21,320
    Total other current liabilities              108,871         86,990
    Total current liabilities                    271,733        256,775

OTHER LIABILITIES:
  Accumulated deferred income taxes              154,459        144,032
  Accumulated deferred investment tax
  credits, being
  amortized over lives of property                17,372         18,802
  Postretirement benefits other than pensions     12,041         11,337
  Other                                            2,516          2,659
    Total other liabilities                      186,388        176,830

TOTAL                                        $ 1,144,142    $ 1,029,518

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


SIGCORP, Inc.
CONSOLIDATED STATEMENTS OF CAPITALIZATION

At December 31 (in thousands except for per share
amounts)                                             1999         1998
COMMON SHAREHOLDERS' EQUITY
Common Stock, without par value, authorized
50,000,000 shares, issued 23,630,568              $  78,258    $  78,258
Retained Earnings, $2,155 restricted as
to payment of cash dividends on common stock        315,028      292,717
Accumulated Other Comprehensive Income                  (78)         (12)
  Total common shareholders' equity                 393,208      370,963

PREFERRED STOCK OF SUBSIDIARY
Cumulative, $100 par value, authorized 800,000
shares, issuable in series:
Nonredeemable
   4.8% Series, outstanding 85,895 shares,
  callable at $110 per share                         8,590        8,590
   4.75% Series, outstanding 25,000 shares,
  callable at $101 per share                         2,500        2,500
  Total nonredeemable preferred stock of
  subsidiary                                        11,090       11,090
Redeemable
  6.50% Series, outstanding 75,000 shares,
   redeemable at $100 per share December 1, 2002     7,500        7,500

SPECIAL PREFERRED STOCK OF SUBSIDIARY
Cumulative, no par value, authorized 5,000,000
shares, issuable in series: 8-1/2% series,
outstanding 6,917 and
8,077 shares, respectively, redeemable at $100
per share                                              692          808

LONG-TERM DEBT, NET OF CURRENT MATURITIES
First mortgage bonds                               239,915      169,915
Notes payable                                       36,000       36,009
Unamortized debt premium and discount, net          (2,633)      (1,153)
  Total long-term debt                             273,282      204,771

LONG-TERM PARTNERSHIP OBLIGATIONS, NET OF CURRENT
MATURITIES                                             249          781

CURRENT PORTION OF ADJUSTABLE RATE POLLUTION
CONTROL BONDS SUBJECT TO TENDER, DUE
  2025, Series A, presently 3.00%                   31,500       31,500
  2030, Series C, presently 3.05%                   22,200       22,200
                                                    53,700       53,700
TOTAL CAPITALIZATION, including bonds subject to
tender                                           $ 739,721   $  649,613

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY

                                                              Accumulated
                                                                Other
                                          Common    Retained    Compre-
                                                                hensive
(in thousands )                 Total     Stock     Earnings    Income
                                                                (Loss)
Balances, December 31, 1996  $ 330,924  $ 78,258  $ 252,626     $40

  Net Income                    46,140     -        46,140      -
  Unrealized Gain on
  Securitie s (net of tax)          37     -         -           37
Comprehensive Income            46,177     -        46,140       37
Common Stock Dividends
($1.15 per share)              (27,938)    -       (27,938)      -
Balances, December 31, 1997    349,163   78,258    270,828       77

  Net Income                    50,476    -         50,476       -
  Unrealized (Loss) on
  Securities (net of tax)          (89)   -          -          (89)
Comprehensive Income            50,387    -          50,476     (89)
Common Stock Dividends
($1.21 per share)              (28,587)   -         (28,587)      -
Other                           (429)     -            (429)      -
Balances, December 31, 1998     370,534   78,258    292,288     (12)

  Net Income                    52,057    -         52,057      -
  Unrealized (Loss) on
  Securities (net of tax)         (66)    -          -          (66)
Comprehensive Income            51,991    -         52,057      (66)
Common Stock Dividends
($1.24 per share)              (29,224)   -        (29,224)     -
Other                              (93)   -            (93)     -
Balances, December 31, 1999  $ 393,208 $ 78,258  $ 315,028     ($78)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO SOUTHERN INDIANA GAS AND ELECTRIC COMPANY:

     We have audited the balance sheets and statements of capitalization of SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
(an Indiana corporation) as of December 31, 1999 and 1998, and the related statements of income, retained earnings and cash flows for each of the three years in the period ended
December 31, 1999. These financial statements are the responsibility of Southern Indiana Gas and Electric
Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Indiana Gas and Electric Company as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.




                               ARTHUR ANDERSEN LLP

Chicago, Illinois
January 28, 2000

Southern Indiana Gas
And Electric Company

SOUTHERN INDIANA GAS AND ELECTRIC
COMPANY
STATEMENTS OF INCOME

Year Ended December 31 (in thousands)      1999       1998       1997
OPERATING REVENUES:
  Electric                             $  307,569  $ 297,865  $ 272,545
  Gas                                      68,212     66,801     85,561
    Total operating revenues              375,781    364,666    358,106
OPERATING EXPENSES:
  Fuel for electric generation             72,155     68,849     62,630
  Purchased electric energy                20,791     20,762     13,985
  Cost of gas sold                         39,612     39,627     54,060
  Other operation expenses                 61,108     56,001     55,611
  Maintenance                              34,550     37,398     29,086
  Depreciation and amortization            44,867     42,401     40,191
  Federal and state income taxes           26,427     25,035     27,259
  Property and other taxes                 12,845     12,591     12,828
    Total operating expenses              312,354    302,664    295,650
OPERATING INCOME                           63,426     62,002     62,456
OTHER INCOME:
  Allowance for other funds used during
  construction                                296        (73)       581
  Interest                                    363        340        541
  Other, net                                  (58)       488      1,448
    Total other income                        601        755      2,570
INCOME BEFORE INTEREST AND OTHER
CHARGES                                    64,027     62,757     65,026
INTEREST AND OTHER CHARGES:
  Interest on long-term debt               16,121     17,376     18,020
  Interest on short-term debt               3,158      2,614      1,769
  Amortization of premium, discount,          487        690        671
  and expense on debt
  Allowance for borrowed funds used
  during construction                      (2,507)    (1,465)      (797)
    Total interest and other charges       17,259     19,215     19,663

NET INCOME                                 46,768     43,542     45,363

  Preferred stock dividend                  1,078      1,095      1,097

NET INCOME APPLICABLE TO COMMON STOCK   $  45,690   $ 42,447   $ 44,266

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


SOUTHERN INDIANA GAS AND ELECTRIC
COMPANY
STATEMENTS OF CASH FLOWS

Year Ended December 31 (in thousands)       1999        1998       1997
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                              $ 46,768    $ 43,542   $ 45,363
   Adjustments to reconcile net income
   to net cash
   provided by operating activities:
    Depreciation and amortization           44,867      42,401     40,191
    Deferred income taxes and
  investment                                 3,401       2,207     (4,951)
    tax credits, net
    Allowance for other funds used
    during construction                        296           -       (581)
    Change in assets and liabilities:
     Receivables, net (including
     accrued unbilled revenues)             (5,184)      5,152     (3,261)
     Inventories                             5,200     (12,587)    (3,407)
     Accounts payable                          433       1,061       (272)
     Accrued taxes                          3,636       (1,153)    (2,788)
     Refunds to customers and from
     gas suppliers                          3,219       1,001      (1,566)
     Other assets and liabilities           7,986       7,492       7,950
    Net cash provided by operating
    activities                            110,622      89,116      76,678

CASH FLOWS FROM INVESTING ACTIVITIES
  Construction expenditures (net of
  allowance for
  other funds used during construction)   (60,676)    (55,314)    (65,501)
  Demand side management program
  expenditures                               (252)     (1,182)     (2,340)
  Change in nonutility property               (50)        (25)      -
  Other                                      (990)     (1,894)       (456)
    Net cash used in investing            (61,968)    (58,415)    (68,297)
    activities

CASH FLOWS FROM FINANCING ACTIVITIES
  First mortgage bonds retired              (55,000)    (14,000)     (295)                            )
  First mortgage bonds issued                80,000       -           -
  Dividends paid                            (32,380)    (30,187)  (30,482)
  Reduction in preferred stock                 (116)       (116)     -
  Change in environmental improvement
  funds held by trustee                       3,304        (198)     (272)
  Change in notes payable                   (44,379)     13,588    20,129
  Other                                        (146)       (390)      526
    Net cash used in financing              (48,717)    (31,303)  (10,394)
    activities


NET DECREASE IN CASH AND CASH
EQUIVALENTS                                    (63)       (602)    (2,013)

CASH AND CASH EQUIVALENTS AT BEGINNING         512       1,114      3,127
OF PERIOD

CASH AND CASH EQUIVALENTS AT END OF
PERIOD                                    $    449     $   512    $ 1,114

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
BALANCE SHEETS

At December 31 (in thousands)                  1999           1998
UTILITY PLANT, at original cost:
  Electric                                 $   1,160,216   $  1,141,870
  Gas                                           156,918         150,136
                                               1,317,134      1,292,006
  Less accumulated provision for
  depreciation                                   623,611        593,901
                                                 693,523        698,105
  Construction work in progress                   45,393         24,306
    Net utility plant                            738,916        722,411

OTHER INVESTMENTS AND PROPERTY:
  Environmental improvement funds held by
  trustee                                            996          4,300
  Notes receivable                                 1,159          -
  Nonutility property and other                    1,627          1,577
    Total other investments and property           3,782          5,877

CURRENT ASSETS:
  Cash and cash equivalents                          449            512
  Receivables, less allowance of $2,138
  and $2,156, respectively                        34,738         28,854
  Accrued unbilled revenues                       18,736         20,595
  Inventories                                     39,190         44,566
  Current regulatory assets                        7,921          9,527
  Other current assets                             2,970          2,776
    Total current assets                         104,004        106,830

OTHER ASSETS:
  Unamortized premium on reacquired debt           3,937          4,226
  Postretirement benefits other than
  pensions                                           -              985
  Demand side management programs                 25,298         25,046
  Allowance inventory                              2,269          2,093
  Deferred charges                                16,553         14,444
    Total other assets                            48,057         46,794

TOTAL                                          $ 894,759     $  881,912

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


SOUTHERN INDIANA GAS AND ELECTRIC COMPANY


At December 31 (in thousands)                       1999         1998
SHAREHOLDER'S EQUITY AND LIABILITIES

CAPITALIZATION:
Common Stock                                      $  78,258    $  78,258
Retained Earnings                                   256,312      241,924
  Total common shareholder's equity                 334,570      320,182
Cumulative Nonredeemable Preferred Stock of
Subsidiary                                           11,090       11,090
Cumulative Redeemable Preferred Stock of
Subsidiary                                            7,500        7,500
Cumulative Special Preferred Stock of Subsidiary        692          808
Long-Term Debt, net of current maturities           238,282      169,762
  Total capitalization, excluding bonds subject
  to
  tender (see Statements of Capitalization)         592,134      509,342

CURRENT LIABILITIES:
Current Portion of Adjustable Rate Bonds Subject
to Tender                                            53,700       53,700
Current Maturities of Long-Term Debt and
Interim Financing:
  Maturing long-term debt                            -            45,000
  Notes payable                                      22,880       50,759
  Notes payable to Associated Company                -            14,930

    Total current maturities of long-term debt
    and interim financing                            22,880       110,689

Other Current Liabilities:
  Accounts payable                                   28,560       28,127
  Dividends payable                                     117          120
  Accrued taxes                                       8,408        4,772
  Accrued interest                                    6,012        4,676
  Refunds to customers                                5,375        2,156
  Other accrued liabilities                          22,706       18,544
    Total other current liabilities                  71,178       58,395
    Total current liabilities                       147,758      222,784

OTHER LIABILITIES:
  Accumulated deferred income taxes                 122,977      118,147
  Accumulated deferred investment tax credits,
  being
  amortized over lives of property                   17,372       18,801
  Postretirement benefits other than pensions        12,041       11,337
  Other                                               2,477        1,501
    Other liabilities                               154,867      149,786

TOTAL                                             $ 894,759   $  881,912

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
STATEMENTS OF CAPITALIZATION

At December 31 (dollars in thousands)             1999          1998
COMMON SHAREHOLDER'S EQUITY
Common Stock, without par value, authorized
50,000,000 shares, issued 15,754,826            $  78,258    $   78,258
Retained Earnings, $2,155 restricted as
to payment of cash dividends on common stock      256,312       241,924
  Total common shareholder's equity               334,570       320,182

PREFERRED STOCK
Cumulative, $100 par value, authorized 800,000
shares, issuable in series:
Nonredeemable
   4.8% Series, outstanding 85,895 shares,
   callable at $110 per share                       8,590         8,590
   4.75% Series, outstanding 25,000 shares,
   callable at $101 per share                       2,500         2,500
   Total nonredeemable preferred stock             11,090        11,090
Redeemable
   6.50% Series, outstanding 75,000 shares,
   redeemable at $100 per share December 1,
  2002                                              7,500         7,500

SPECIAL PREFERRED STOCK
Cumulative, no par value, authorized 5,000,000
shares, issuable in series: 8-1/2% series,
outstanding 6,917 and
8,077 shares, respectively, redeemable at $100
per share                                             692           808

LONG-TERM DEBT, NET OF CURRENT MATURITIES
First mortgage bonds                              239,915       169,915
Notes payable                                       1,000         1,000
Unamortized debt premium and discount, net         (2,633)       (1,153)
   Total long-term debt                           238,282       169,762

CURRENT PORTION OF ADJUSTABLE RATE POLLUTION
CONTROL BONDS SUBJECT TO TENDER, DUE
   2025, Series A, presently 3.00%                 31,500        31,500
   2030, Series C, presently 3.05%                 22,200        22,200
                                                   53,700        53,700

TOTAL CAPITALIZATION, including bonds subject   $ 645,834   $   563,042
to tender

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
STATEMENTS OF RETAINED EARNINGS

At December 31 (dollars in thousands)               1999         1998
  Balance Beginning of Period                     $ 241,924   $  228,570
  Net Income                                         46,768       43,542
                                                    288,692      272,112

  Preferred Stock Dividends                           1,078        1,095
  Common Stock Dividends                             31,302       29,093
                                                     32,380       30,188

  Balance End of Period (See Consolidated
    Statements of Capitalization for
  restriction)                                    $ 256,312   $  241,924

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SIGCORP AND SIGECO

PRINCIPLES OF CONSOLIDATION  SIGCORP, Inc. (SIGCORP), an
Indiana holding company, has 11 wholly-owned subsidiaries:
Southern Indiana Gas and Electric Company (SIGECO), a gas and electric utility which accounts for over 80% of SIGCORP's net income for the twelve months ended December
31, 1999, and ten nonregulated subsidiaries.

On June 14, 1999, SIGCORP announced an agreement to merge with Indiana Energy, Inc. (IEI) in an all-stock pooling transaction through which a new holding company, Vectren
Corporation, would be formed. In a tax-free exchange, SIGCORP shareholders would receive one and one-third shares of Vectren stock for each share of SIGCORP stock, while IEI shares would be exchanged on a one-for-one basis. SIGCORP and IEI are proceeding to obtain the necessary regulatory approvals and completion of the merger is expected by the end of the first quarter of 2000. Transaction and related costs incurred by SIGCORP through December 31, 1999 were $5,506,000 and have been deferred.

SIGECO, which has no subsidiaries, is a regulated gas and electric utility is engaged principally in the production, purchase, transmission, distribution and sale of electricity and the delivery of natural gas. SIGECO serves 126,605 electric customers in the city of Evansville and 74 other communities and serves 109,388 gas customers in the city of Evansville and 64 other communities.

Energy Systems Group, Inc. (ESGI) has a one-third ownership in Energy Systems Group, LLC, an energy-related performance contracting firm serving industrial and commercial customers. Southern Indiana Minerals, Inc. (SIMI) processes and markets coal combustion by-products. Southern Indiana Properties, Inc. (SIPI) invests in leveraged leases of real estate and equipment, real estate partnerships and joint ventures, and private placement subordinated debt instruments. Cash balances are invested in marketable securities. SIGCORP Energy Services, Inc. (Energy) was established to market energy and related services and is currently providing natural gas, pipeline management, storage service and other natural gas-related services to SIGECO, other utilities and endusers. SIGCORP Capital, Inc. (Capital) is the primary financing vehicle for SIGCORP's nonregulated subsidiaries. SIGCORP Fuels, Inc. (Fuels) was formed to provide coal and related services to SIGECO and other customers. SIGCORP Power Marketing, Inc. (Power), not yet active, was formed to procure electric power supplies for SIGECO and other customers, and will market SIGECO's excess electric generation capacity. SIGCORP Communications Services (Communications) was formed to undertake telecommunications-related strategic initiatives. SIGCORP Environmental Services, Inc. (Environmental Services) holds SIGCORP's investment in Air Quality Services, a joint venture created to provide air quality monitoring and testing services to industry and utilities. SIGECO Advanced Communications, Inc. (Advanced Communications) holds SIGCORP's investment in SIGECOM, LLC and Utilicom Networks, Inc. (Utilicom). SIGECOM, LLC, is a joint venture between Advanced Communications and Utilicom to provide and market enhanced communications services over a high capacity fiber optic network in a multi-state area encompassing SIGECO's service territory. Effective June 30, 1998, ComSource, Inc., a former subsidiary of SIGCORP, was merged into Advanced Communications. All significant intercompany transactions are eliminated.

USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REGULATION The Indiana Utility Regulatory Commission (IURC) has jurisdiction over all investor-owned gas and electric utilities in Indiana. The Federal Energy Regulatory Commission (FERC) has jurisdiction over those investor-owned utilities that make wholesale energy sales. These agencies regulate SIGECO's utility business operations, rates, accounts, depreciation allowances, services, security issues and the sale and acquisition of properties. The financial statements of SIGCORP and SIGECO are based on generally accepted accounting principles, which give recognition to the ratemaking and accounting practices of these agencies.

REGULATORY ASSETS SIGECO is subject to the provisions of Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation." Regulatory assets represent probable future revenues to SIGECO associated with certain incurred costs which will be recovered from customers through the ratemaking process.

Generally accepted accounting principles for rate regulated companies also require that regulatory assets which are no longer probable of recovery through future revenues, at the balance sheet date, be charged to earnings. The following regulatory assets are reflected in the financial statements:

At December 31 (in thousands)                     1999        1998
Regulatory Assets:
  Demand side management program costs         $  25,900   $  25,648
  Postretirement benefits other than
  pensions <F1>                                    1,234       3,263
  Unamortized premium on reacquired debt           4,416       4,705
  Regulatory study costs                              21         107
  Fuel and gas costs <F1>                          5,585       5,931
                                                  37,156      39,654
  Less current amounts                             7,921       9,527
  Total long-term regulatory assets            $  29,235   $  30,127

<F1> Refer to the individual paragraphs in this Note for discussion of specific regulatory assets. See Income Taxes for regulatory assets and liabilities related to income taxes.

As of December 31, 1999, the recovery of $15,762,000 of SIGECO's total regulatory assets is reflected in rates charged to customers. The remaining $21,373,000 of regulatory assets, which are not yet included in rates, represent SIGECO's demand side management (DSM) costs incurred after 1993. When SIGECO files its next electric rate case, these costs will be included in rate base and earn a return; amortization of these costs over a period anticipated to be 15 years will be recovered through rates as a cost of operations. Of the $15,762,000 of regulatory assets currently reflected in rates, a total of $8,943,000 is earning a return: $4,527,000 of pre-1994 DSM costs and $4,416,000 of unamortized premium on reacquired debt. The remaining recovery periods for the DSM costs and premium on reacquired debt are 10.5 years and 19 years, respectively. The remaining $6,819,000 of regulatory assets included in rates but not earning a return are being recovered over varying periods: $1,234,000 of deferred postretirement benefit costs, over 1 year; $3,869,000 of fuel costs, over 3 months; and $1,716,000 of gas costs, over 12 months.

If all or a separable portion of SIGECO's operations becomes no longer subject to the provisions of SFAS No. 71, a write off of related regulatory assets would be required, unless some form of transition cost recovery continues through rates established and collected for SIGECO's remaining regulated operations that would meet the requirements under generally accepted accounting principles for continued accounting as regulatory assets during such recovery period. In addition, SIGECO would be required to determine any impairment to the carrying costs of deregulated plant and inventory assets.

CONCENTRATION OF CREDIT RISK   SIGECO's customer receivables
from gas and electric sales and gas transportation services are primarily derived from a diversified base of residential, commercial and industrial customers located in a southwestern region of Indiana. SIGECO continually reviews customers' creditworthiness and requests deposits or refunds deposits based on that review. SIGECO also sells electricity to wholesale marketers which increases its exposure to potential credit losses. Energy's customer receivables from gas sales and transportation services are primarily derived from a diversified base of commercial and industrial customers located in the midwestern region of the United States. Energy investigates the creditworthiness of its potential customers. See Note 2 for a discussion of receivables related to SIPI's leveraged lease investments.

UTILITY PLANT Utility plant is stated at the historical original cost of construction. The cost of repairs and minor renewals is charged to maintenance expense as incurred. Property unit replacements are capitalized and the depreciation reserve is charged with the cost, less net salvage, of units retired.

DEPRECIATION Depreciation of utility property is provided using the straight-line method over the estimated service lives of the depreciable plant. Provisions for depreciation, expressed as an annual percentage of the cost of average depreciable plant in service, were as follows:


                                             1999      1998   1997
Electric                                     3.5%     3.4%    3.4%
Gas                                          3.3%     3.3%    3.2%

INCOME TAXES SIGCORP and SIGECO utilizes the liability method of accounting for income taxes, providing deferred taxes on temporary differences. Investment tax credits have been deferred and are amortized through credits to income over the lives of the related property.

The components of the net deferred income tax liability are as follows:

SIGCORP, Inc.
At December 31 (in thousands)                     1999          1998
Deferred Tax Liabilities:
  Depreciation and cost recovery timing
  differences                                   $ 120,306   $   117,866
  Deferred fuel costs, net                          2,427         3,446
  Leveraged leases                                 30,700        25,330
  Regulatory assets recoverable through
  future rates                                     26,128        26,048
Deferred Tax Assets:
  Unbilled revenue                                   (417)       (1,394)
  Regulatory liabilities to be settled
  through future rates                            (20,388)      (22,993)
  Other, net                                       (4,297)       (4,271)
Net deferred income tax liability               $ 154,459   $   144,032

The $10,427,000 increase in net deferred income tax liability is due to: accelerated tax depreciation in excess of book $1,064,000; unseasonably warm weather at year end reducing unbilled revenue $977,000;
investment in two leveraged leases during year
$5,370,000; reduction of liability to customers due to fuel clauses $1,019,000; amortization of investment tax credit $1,430,000; reduction of deferred tax asset regulatory liability due to investment tax credit amortization and accelerated tax depreciation in excess of book
$2,605,000.







Southern Indiana Gas and Electric Company
At December 31 (in thousands)                     1999         1998
Deferred Tax Liabilities:
  Depreciation and cost recovery timing         $ 120,307  $   117,765
differences
  Deferred fuel costs, net                          2,427        3,446
  Regulatory assets recoverable through future     26,128       26,048
rates
Deferred Tax Assets:
  Unbilled revenue                                   (417)      (1,394)
  Regulatory liabilities to be settled through    (20,388)     (22,993)
future rates
  Other, net                                       (5,080)      (4,725)
Net deferred income tax liability               $ 122,977  $   118,147

The $4,830,000 increase in net deferred income tax liability is due to: accelerated tax depreciation in excess of book $837,000; unseasonably warm weather at year end reducing unbilled revenue $977,000; reduction of liability to customers due to fuel clauses $1,019,000; amortization of investment tax credit $1,430,000; reduction of deferred tax asset regulatory liability due to investment tax credit amortization and accelerated tax depreciation in excess of book $2,605,000.

The components of current and deferred income tax expense are as follows:

SIGCORP, Inc.
Year Ended December 31 ( in thousands)   1999        1998        1997
Current
   Federal                             $ 14,573   $  18,984   $   24,387
   State                                  2,431       2,859        3,961
Deferred, net
   Federal                                8,722       3,558       (2,858)
   State                                  1,422          56         (172)
Investment tax credit, net               (1,430)     (1,447)      (1,457)
Total income tax expense               $ 25,718   $  24,010    $  23,861





Southern Indiana Gas and Electric
CompanyYear Ended December 31 ( in       1999        1998        1997
thousands)
Current
   Federal                             $ 19,836   $  19,521   $  28,403
   State                                  3,195       2,849       4,265
Deferred, net
   Federal                                4,080       3,270       (3,673)
   State                                    746         842         (278)
Investment tax credit, net               (1,430)     (1,447)      (1,458)
Total income tax expense               $ 26,427   $  25,035    $  27,259

A reconciliation of the statutory tax rates to effective income tax rate is as follows:

SIGCORP, Inc.
Year Ended December 31                     1999       1997       1996
Statutory federal and state rate           37.9%      37.9%      37.9%
Equity portion of allowance for funds       (.1)       -         (0.3)
used during construction
Book depreciation over related tax          1.6        1.7        1.8
depreciation - nondeferred
Amortization of deferred investment tax    (1.8)      (1.9)      (2.1)
credit
Low-income housing credit                  (3.5)      (3.8)      (4.0)
Preferred dividend requirements of          0.5        0.6        0.6
subsidiary
Excess deferred tax                        (1.5)      (2.8)      (1.2)
Other, net                                  -          0.5        1.4
Effective tax rate                         33.1%      32.2%      34.1%

Southern Indiana Gas and Electric Company
Year Ended December 31                     1999       1998       1997
Statutory federal and state rate           37.9%      37.9%      37.9%
Equity portion of allowance for funds      -          -          (0.3)
used during construction
Book depreciation over related tax          1.7        1.7        1.8
depreciation - nondeferred
Amortization of deferred investment tax    (1.9)      (2.1)      (2.1)
credit
Other, net                                 (1.1)      (.4)       0.2
Effective tax rate                         36.6%      37.1%      37.5%

PENSION BENEFITS SIGECO has trusteed, noncontributory defined benefit plans which cover eligible full-time regular employees. The plans provide retirement benefits based on years of service and the employee's highest 60 consecutive months' compensation during the last 120 months of employment. The funding policy of SIGECO is to contribute amounts to the plans equal to at least the minimum funding requirements of the Employee Retirement Income Security Act of 1974 (ERISA) but not in excess of the maximum deductible for federal income tax purposes. The plans' assets as of December 31, 1999 consist of investments in interest-bearing obligations and common stocks.

Change in benefit obligation:

Year Ended December 31 (in thousands)                1999        1998
Benefit obligation at beginning of year            $ 79,743   $  72,914
Service cost - benefits earned during the year        3,020       2,639
Interest cost on projected benefit obligation         5,637       5,020
Plan amendments                                          33       2,220
Benefits paid                                        (3,286)     (3,176)
Actuarial (gain) loss                                (3,445)        126
Benefit obligation at end of year                  $ 81,702   $  79,743

Change in plan assets:

At December 31 (in thousands)                        1999        1998
Plan assets at fair value at beginning of year     $ 83,337   $  76,587
Actual return on plan assets                          6,000       9,926
Benefits paid                                        (3,286)     (3,176)
Fair value of plan assets at end of year           $ 86,051   $  83,337

Reconciliation of funded status:

At December 31 (in thousands)                       1999        1998
Excess of plan assets over projected benefit     $  4,349     $ 3,594
obligation
Remaining unrecognized transitional asset          (1,398)     (1,815)
Unrecognized service cost                           3,180       3,455
Unrecognized net gain                             (14,490)    (11,864)
Accrued pension benefit liability               $  (8,359)   $ (6,630)

Components of net periodic pension benefit cost:

Year Ended December 31 (in thousands)                1999        1998
Service cost                                       $ 3,020    $  2,639
Interest cost                                        5,637       5,020
Expected return on plan assets                      (6,517)     (5,985)
Amortization of prior service cost                     307         178
Amortization of transitional asset                    (418)       (418)
Recognized actuarial gain                             (300)        (47)
Net periodic benefit cost                          $ 1,729    $  1,387

The projected benefit obligation at December 31, 1999 and 1998 was determined using an assumed discount rate of 7.5% and 7.0%, respectively. For both periods, the long-term rate of compensation increases was assumed to be 5.0%, and the long-term rate of return on plan assets was assumed to be 8.0%. The transitional asset is being amortized over approximately 15, 18 and 14 years for the Salaried, Hourly and Hoosier plans, respectively.

On January 1, 1999 SIGECO amended its pension plans by increasing the "monthly earnings multiplier" applied to all credited years of service in the plans' benefit formulas. These amendments increased unrecognized prior service costs.

In addition to the trusteed pension plans discussed above, SIGECO provides supplemental pension benefits to certain current and former officers under nonqualified and nonfunded plans. The accrued pension liability for these plans at December 31, 1999 and 1998 was $4,648,000 and $3,820,000,
respectively. Service cost related to these benefits for the year ended December 31, 1999 was approximately $1,000,000.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS SIGECO provides certain postretirement health care and life insurance benefits for retired employees and their dependents through a combination of self-insured and fully-insured plans. In 1998, SIGECO amended these benefits for salaried employees aged 49 years and younger to require retiree contributions towards the related health care insurance costs. SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," requires the expected cost of these benefits be recognized during the employees' years of service. As authorized by the IURC, SIGECO deferred as a regulatory asset the additional SFAS No. 106 costs accrued over the costs of benefits actually paid after date of adoption, but prior to inclusion in rates. Subsequently, the IURC authorized SIGECO to include in rates SFAS No. 106 costs and to recover the amounts previously deferred over a 60-month period.

Change in benefit obligation:


Year Ended December 31 (in thousands)                 1999       1998
Benefit obligation at beginning of year            $  25,529   $ 30,924
Service cost - benefits earned during the period         620        578
Interest cost on accumulated benefit obligation        1,707      1,664
Actuarial gain                                        (2,287)    (4,201)
Benefits paid net of participant contributions          (661)    (1,024)
Plan amendments                                         -        (2,412)
Benefit obligation at end of year                  $  24,908   $ 25,529

The net periodic cost determined under the standard includes the amortization of the discounted present value of the obligation at the adoption date over a 20-year period.

Change in plan assets:


At December 31 (in thousands)                         1999        1998
Plan assets at fair value at beginning of year     $  9,511    $  7,336
Actual return on plan assets                          1,434       1,031
Employer contribution                                 1,425       2,168
Benefits paid net of participant contributions         (661)     (1,024)
Fair value of plan assets at end of year           $ 11,709    $  9,511

Reconciliation of funded status:

At December 31 (in thousands)                         1999        1998
Excess of projected benefit obligation over plan   $  (13,199) $  (16,018)
assets
Unrecognized actuarial gain                           (15,885)    (13,671)
Unrecognized transition obligation                     17,043      18,353
Accrued postretirement benefit liability           $  (12,041) $  (11,336)






Components of net periodic other postretirement benefit cost:

Year Ended December 31 (in thousands)                   1999      1998
Service cost                                       $   620      $  578
Interest cost                                        1,707       1,664
Expected return on plan assets                        (751)       (577)
Amortization of transitional obligation              1,311       1,311
Recognized actuarial gain                             (757)       (743)
Net periodic benefit cost                          $ 2,130    $  2,233

The assumptions used to develop the accumulated postretirement benefit obligation at December 31, 1999 and 1998 included discount rates of 7.5% and 7.0%, respectively. As of December 31, 1999 the health care cost trend rate is 8.0% declining to 4.5% in 2006. The accrued health care cost trend rate for 2000 is 7.0%. The estimated cost of these future benefits could be significantly affected by future changes in health care costs, work force demographics, interest rates or plan changes. A 1.0% increase in the assumed health care cost trend rate each year would increase the aggregate service and interest costs for 1999 by $382,000 and the accumulated postretirement benefit obligation by $3,606,000. A 1.0% decrease in the assumed health care cost trend rate each year would decrease the aggregate service and interest costs for 1999 by $307,000 and the accumulated postretirement benefit obligation by $2,952,000.

On July 1, 1998, SIGECO amended its postretirement benefit plans to change benefits for existing employees under fifty years of age and new employees to a graduated benefit rate.

SIGECO has adopted Voluntary Employee Beneficiary Association (VEBA) Trust Agreements for the funding of postretirement health benefits for retirees and their eligible dependents and beneficiaries. Annual funding is discretionary and is based on the projected cost over time of benefits to be provided to covered persons consistent with acceptable actuarial methods. To the extent these postretirement benefits are funded, the benefits will not be shown as a liability on SIGECO's financial statements.

CASH FLOW INFORMATION For balance sheet and cash flow purposes, SIGCORP and SIGECO consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

During 1999, 1998 and 1997, SIGCORP paid interest (net of amounts capitalized) of $19,777,000, $21,900,000 and
$19,888,000, respectively, and income taxes of $19,990,000, $27,594,000 and $29,552,000, respectively. SIGCORP is involved in several partnerships which are partially financed by partnership obligations amounting to $845,000 and $2,358,000 at December 31, 1999 and 1998, respectively.

During 1999, 1998 and 1997, SIGECO paid interest (net of amounts capitalized) of $15,437,000, $18,484,000 and
$18,929,000, respectively, and income taxes of $25,476,000, $23,789,000 and $35,239,000, respectively.

INVENTORIES SIGECO accounts for inventories under the average cost method except for gas in underground storage which is accounted for under the last-in, first-out (LIFO) method. Energy accounts for gas in underground storage under the lower of cost or market method.

SIGCORP, Inc.
At December 31 (in thousands)                         1999        1998
Fuel (coal and oil) for electric generation         $ 12,824   $  15,701
Materials and supplies                                14,131      15,179
Emission allowances                                    4,437       5,133
Gas in underground storage - at LIFO cost             11,441      10,762
Other                                                  2,496         669
Total inventories                                   $ 45,329   $  47,444

Southern Indiana Gas and Electric Company
At December 31 (in thousands)                         1999        1998
Fuel (coal and oil) for electric generation         $ 12,229   $  15,701
Materials and supplies                                13,352      15,063
Emission allowances                                    4,437       5,133
Gas in underground storage - at LIFO cost             11,441      10,762
Total inventories                                   $ 41,459   $  46,659

Based on the December 1999 price of gas purchased, the cost of replacing SIGECO's current portion of gas in underground storage at December 31, 1999 exceeded the amount stated on a LIFO basis by approximately $12,000,000.

OPERATING REVENUES AND FUEL COSTS SIGECO accrues an estimate of revenues unbilled for electric and gas service furnished from the meter reading dates to the end of each accounting period. All metered gas rates contain a gas cost adjustment clause which allows for adjustment in charges for changes in the cost of purchased gas. Metered electric rates typically contain a fuel adjustment clause which allows for adjustment in charges for electric energy to reflect changes in the cost of fuel and the net energy cost of purchased power. SIGECO also collects through a quarterly rate adjustment mechanism, the margin on electric sales lost due to the implementation of demand side management programs.

SIGECO records any adjustment clause under-or overrecovery each month in revenues. A corresponding asset or liability is recorded until such time as the under-or overrecovery is billed or refunded to its customers. The cost of gas sold is charged to operating expense as delivered to customers and the cost of fuel for electric generation is charged to operating expense when consumed.

COMPREHENSIVE INCOME Comprehensive income is a measure of all changes in equity of an enterprise which result from transactions or other economic events during the period other than transactions with shareholders. This information is reported in the Consolidated Statements of Common Shareholders' Equity. SIGCORP's components of accumulated other comprehensive income (loss) includes unrealized gains (losses) on available for sale securities. SIGECO has no elements of other comprehensive income.

NEW ACCOUNTING PRONOUNCEMENTS In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 2000, but may be adopted earlier. The June 15, 1999 date was amended by SFAS No. 137 to June 15, 2000. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded on Consolidated Balance Sheets as either an asset or liability measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation.

SFAS No. 133 requires that changes in the derivative's fair value be recognized in the current period's earnings, unless specific hedge accounting criteria are met. If an entity qualifies for hedge accounting, gains and losses on derivatives, generally, will offset the related effects of the hedged items in the current period income statement. SFAS No. 133 requires that formal documentation be maintained and that the effectiveness of the hedge be assessed quarterly.

SIGCORP and SIGECO have not yet quantified the effects of adopting SFAS No. 133 on their financial statements and have not determined the timing or method of their adoption of this statement. However, adoption of SFAS No. 133 could increase the volatility in earnings and other comprehensive income.

NOTE 2  LEVERAGED LEASES

SIGCORP

SIPI is a lessor in several leveraged lease agreements under which an office building, a part of a reservoir, a gas turbine electric generating peaking unit, two heat and power generating facilities and passenger railroad cars are leased to third parties. In early 1998, SIPI sold its leveraged lease in a paper mill. In 1999 SIPI entered into two new leveraged leases in the Netherlands and Belgium. The economic lives and lease terms vary with the leases. The total equipment and facilities cost was approximately $409,700,000 and $86,700,000 at December 31, 1999 and 1998,
respectively. The cost of the equipment and facilities was partially financed by nonrecourse debt provided by lenders, who have been granted an assignment of rentals due under the leases and a security interest in the leased property, which they accepted as their sole remedy in the event of default by the lessee. Such debt amounted to approximately $373,500,000 and $66,700,000 at December 31, 1999 and 1998,
respectively. SIGCORP's net investment in leveraged leases at those dates was $55,037,000 and $10,673,000, respectively, as shown:

At December 31 (in thousands)                         1999       1998
Minimum lease payments receivable                  $  161,551 $  51,443
Estimated residual value                               29,073    29,073
Less unearned income                                  104,887    44,513
Investment in lease financing receivables and loan     85,737    36,003
Less deferred taxes arising from leveraged leases      30,700    25,330
Net investment in leveraged leases                 $   55,037  $ 10,673

NOTE 3  SHORT-TERM FINANCING

SIGCORP and SIGECO

SIGECO has trust demand note arrangements totaling
$17,000,000 with several banks, of which none was utilized at December 31, 1999. Funds are also borrowed periodically from banks on a short-term basis, made available through lines of credit. SIGCORP has available lines of credit totaling $149,000,000 at December 31, 1999 of which $108,566,000 was utilized at that date.

SIGCORP, Inc.
At December 31 (in thousands)               1999       1998      1997
Notes Payable
  Balance at year end                    $  108,566  $ 69,508  $ 41,368
  Weighted average interest rate on
  year end balance                          6.26%      5.86%     6.21%
  Average daily amount outstanding
  during the year                        $  96,920   $ 38,408  $ 14,510
  Weighted average interest rate on
  average daily amount
  outstanding during the year               5.94%      6.22%     6.08%
</TABLE<

SIGECO has trust demand note arrangements totaling
$17,000,000 with several banks of which none was utilized at December 31, 1999. Funds are also borrowed periodically from banks on a short-term basis, made available through lines of credit. SIGECO has available lines of credit totaling $49,000,000 at December 31, 1999 of which $22,880,000 was utilized at that date


Southern Indiana Gas and Electric Company
At December 31 (in thousands)               1999       1998      1997
Notes Payable
  Balance at year end                    $  22,880   $ 65,689  $ 52,529
  Weighted average interest rate on         6.42%      5.77%     6.31%
  year end balance
  Average daily amount outstanding       $  54,576   $ 43,149  $ 19,777
  during the year
  Weighted average interest rate on
  average daily amount
  outstanding during the year               5.74%      6.28%     6.13%

NOTE 4  LONG-TERM DEBT

SIGCORP and SIGECO

The annual sinking fund requirement of SIGECO's first mortgage bonds is 1% of the greatest amount of bonds outstanding under the Mortgage Indenture. This requirement may be satisfied by certification to the Trustee of unfunded property additions in the prescribed amount as provided in the Mortgage Indenture. SIGECO intends to meet the 2000 sinking fund requirement by this means and, accordingly, the sinking fund requirement for 2000 is excluded from current liabilities on the balance sheet. At December 31, 1999, $200,011,000 of SIGECO's utility plant remained unfunded under SIGECO's Mortgage Indenture.

Several of SIGCORP's partnership investments have been financed through obligations with such partnerships. Of the amount of first mortgage bonds, notes payable and partnership obligations outstanding at December 31, 1999, the following amounts which mature in the five years subsequent to 1999 are as follows:

                                      SIGCORP          SIGECO
    2000                              $ 596,000           -
    2001                                249,000           -

In addition, $53,700,000 of adjustable rate pollution control series first mortgage bonds could, at the election of the bondholder, be tendered to SIGECO in March 2000. If
SIGECO's agent is unable to remarket any bonds tendered at that time, SIGECO would be required to obtain additional funds for payment to bondholders. For financial statement presentation purposes those bonds subject to tender in 2000 are shown as current liabilities.

First mortgage bonds, notes payable and partnership obligations outstanding and classified as long-term are as follows:

SIGCORP, Inc.
At December 31 (in thousands)                       1999        1998
First Mortgage Bonds due:
  2020, 4.40% Pollution Control Series B         $   4,640    $  4,640
  2030, 4.40% Pollution Control Series B            22,000      22,000
  2014, 7.25% Pollution Control Series A            22,500      22,500
  2016, 8.875%                                      13,000      23,000
  2023, 7.60%                                       45,000      45,000
  2025, 7.625%                                      20,000      20,000
  Adjustable Rate Pollution Control:
  2015, Series A, presently 4.55%                    9,975       9,975
  Adjustable Rate Environmental Improvement:
  2023, Series B, presently 6%                      22,800      22,800
  2029, 6.72%                                       80,000        -
Total first mortgage bonds                       $ 239,915   $ 169,915
Notes Payable:
  Insurance Company, due 2012, 7.43%             $  35,000   $  35,000
  Tax Exempt, due 2003, 6.25%                        1,000       1,000
  Bank, due 2000, 2.90%                                -             9
Total notes payable                              $  36,000   $  36,009
Partnership Obligations, due 2001 through 2005,  $     249   $     781
without interest

Southern Indiana Gas and Electric Company
At December 31 (in thousands)                        1999       1998
First Mortgage Bonds due:
  2020, 4.40% Pollution Control Series B          $   4,640   $  4,640
  2030, 4.40% Pollution Control Series B             22,000     22,000
  2014, 7.25% Pollution Control Series A             22,500     22,500
  2016, 8.875%                                       13,000     23,000
  2023, 7.60%                                        45,000     45,000
  2025, 7.625%                                       20,000     20,000
  Adjustable Rate Pollution Control:
  2015, Series A, presently 4.55%                     9,975      9,975
  Adjustable Rate Environmental Improvement:
  2023, Series B, presently 6%                       22,800     22,800
  2029, 6.72%                                        80,000     -
Total first mortgage bonds                       $  239,915  $ 169,915
Notes Payable:
  Tax Exempt, due 2003, 6.25%                         1,000      1,000
Total notes payable                              $    1,000  $   1,000

NOTE 5  CAPITAL STOCK

SIGCORP and SIGECO

COMMON STOCK Each outstanding share of SIGCORP's common stock contains a right which entitles registered holders to purchase from SIGCORP one-hundredth of a share of SIGCORP's common stock, at an initial price of $65 per share (Purchase Price) subject to adjustment. The rights will not be exercisable until a party acquires beneficial ownership of 10% of common shares or makes a tender offer for at least 10% of its common shares. The rights expire December 31, 2005. If not exercisable, the rights in whole may be redeemed by SIGCORP at a price of $.01 per right at any time prior to their expiration. If at any time after the rights become exercisable and are not redeemed and SIGCORP is involved in a merger or other business combination transaction, proper provision shall be made to entitle a holder of a right to buy common stock of the acquiring company having a value of two times such Purchase Price. These rights are not exercisable in the merger with IEI.

SIGECO has a common stock option plan for its key management employees. The option price for all stock options is at least 100% of the fair market value of SIGCORP common stock at the grant date. Options generally vest and become exercisable between one and three years in equal annual installments beginning one year after the grant date, and generally expire in 10 years. The expiration dates for options outstanding as of December 31, 1999, ranged from July 13, 2005 to July 14, 2008. Stock option activity for the past three years was as follows:

At December 31                           1999        1998       1997
Outstanding at beginning of year         503,668     458,169    327,901
Granted                                  204,639      74,999    139,348
Exercised                                 (9,878)    (29,500)    (9,080)
Outstanding at end of year               698,429     503,668    458,169
Exercisable at end of year               493,790     381,765    318,821
Reserved for future grants at end of
year                                     -           204,639    279,638
Average Option Price  - Exercised        $23.36      $21.16     $18.42
                      - Outstanding at
                        end of year      $24.43      $23.28     $21.58

SIGCORP and SIGECO account for stock compensation in accordance with Accounting Principles Board Opinion No. 25,
"Accounting for Stock Issued to Employees."  Under
Accounting Principles Board Opinion No. 25, no compensation cost has been recognized for stock options. Had compensation cost for stock options been determined consistent with SFAS No. 123 "Accounting for Stock-based
Compensation," net income would have been reduced to the following pro forma amounts:

SIGCORP, Inc.
At December 31                            1999        1998        1997
Net Income:
  As reported                             $52,057     $50,476     $46,140
  Pro forma                                51,386      49,961      45,848
Basic Earnings Per Share:
  As reported                             $2.20       $2.14       $1.95
  Pro forma                                2.17        2.11        1.94
Diluted Earnings Per Share:
  As reported                             $2.19       $2.12       $1.95
  Pro forma                                2.17        2.10        1.94

Southern Indiana Gas and Electric Company
At December 31                            1999        1998        1997
Net Income:
  As reported                             $45,690     $42,447     $44,266
  Pro forma                                45,019      41,932      43,974

The fair value of each option granted used to determine pro forma net income is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in the twelve month periods ended December 31, 1999, 1998 and 1997: risk-free interest rate of 6.46%, 4.44% and 5.75%, respectively; expected option term of five years; expected volatilities of 34.00%, 33.16% and 36.62%, respectively; and dividend rates of 4.46%, 3.77% and 4.46%, respectively.

EARNINGS PER SHARE The following table illustrates the basic and diluted earnings per share calculations.





SIGCORP, Inc.
At December 31
(in thousands except for per share amounts)
            1999                     1998                   1997
                    Per                     Per                     Per
   Income   Shares  Share   Income   Shares Share  Income  Shares   Share
                   Amount                   Amount                  Amount


Basic EPS
   $52,057  23,631  $2.20  $50,476  23,631  $2.14  $46,140  23,631  $1.95

Effect of dilutive securities
                93                     134                      56

Diluted EPS
   $52,057  23,724  $2.19  $50,476  23,765  $2.12  $46,140  23,687  $1.95

Basic earnings per common share were computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share were determined using the treasury stock method for dilutive stock options.

Options to purchase 74,999 shares of common stock at $32.06 per share were granted in July 1998, but were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares.

CUMULATIVE PREFERRED STOCK OF SIGECO The amount payable in the event of involuntary liquidation of each series of the $100 par value preferred stock is $100 per share, plus accrued dividends. This nonredeemable preferred stock is callable at the option of SIGECO as follows: the 4.8% Series at $110 per share, plus accrued dividends; and the 4.75% Series at $101 per share, plus accrued dividends.

CUMULATIVE REDEEMABLE PREFERRED STOCK OF SIGECO The Series has a dividend rate of 6.50% and is redeemable at $100 per share on December 1, 2002. In the event of involuntary liquidation of this series of $100 par value preferred stock, the amount payable is $100 per share, plus accrued dividends.

CUMULATIVE SPECIAL PREFERRED STOCK OF SIGECO The Cumulative Special Preferred Stock contains a provision which allows the stock to be tendered on any of its dividend payment dates. On January 29, 1999, SIGECO repurchased 1,160 shares of the Cumulative Special Preferred Stock at a cost of $117,600 as a result of a tender within the provision of the issuance.

NOTE 6  OWNERSHIP OF WARRICK UNIT 4

SIGCORP and SIGECO

SIGECO and Alcoa Generating Corporation (AGC), a subsidiary of Aluminum Company of America, own the 270 MW Unit 4 at the Warrick Power Plant as tenants in common. SIGECO's share of the cost of this unit at December 31, 1999 is $37,503,000 with accumulated depreciation totaling $27,306,000. AGC and SIGECO also share equally in the cost of operation and output of the unit. SIGECO's share of operating costs is included in operating expenses in the Consolidated Statements of Income.

NOTE 7  COMMITMENTS AND CONTINGENCIES

SIGCORP and SIGECO

SIGECO presently estimates that approximately $51,991,000 will be expended for construction purposes in 2000, including those amounts applicable to SIGECO's demand side management (DSM) programs. Commitments for the 2000 construction program are approximately $7,149,000 at December 31, 1999. Additionally, SIGECO has a three-year contract with a utility-affiliated power marketer to purchase 50 MW of electric power beginning January 2000 through December 2002.

NOTE 8  LEASE OBLIGATIONS

SIGCORP

SIMI has entered into an agreement to lease back a previously sold manufacturing facility and related equipment at $532,000 per year through 2010 under a noncancelable operating lease. In December 1997, Fuels entered operating
lease agreements for mining equipment.   The aggregate
future minimum rental payments required under the above leases are as follows:










Year Ended December 31 (in thousands)
            2000                    $   2,319
            2001                        2,319
            2002                        2,319
            2003                        2,145
            2004                        1,924
            Thereafter                  6,915
            Total lease payments    $  17,941

Total rental expense under all operating leases was $679,863, $1,206,977 and $578,454 for the years ended
December 31, 1999, 1998 and 1997, respectively.

NOTE 9  SEGMENTS OF BUSINESS

SIGCORP AND SIGECO

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments in financial statements and disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

SIGCORP has four reportable segments. They are SIGECO's electric and gas utility operations, Energy Services' gas marketing services and SIPI's investment operations. All other subsidiary operations and corporate activities are included in other. SIGCORP's reportable segments are operations that are managed separately and meet the quantitative thresholds required by SFAS No. 131. A description of the segments' products and services is included in Note 1 "Principles of Consolidation." The accounting policies of the segments are those described in
Note 1. Revenues for each of SIGCORP's segments are attributable principally to customers in the United States except a portion of revenues for SIPI which are attributable to customers in the Netherlands and Belgium as well.

Certain financial information relating to significant segments of business is presented below:



SIGCORP, Inc.
Year Ended December 31 (in             1999         1998        1997
thousands)
Operating revenues:
  Electric                         $  307,569    $  297,865    $272,545
  Gas                                  68,212        66,801      85,561
  Gas marketing                       221,534       179,613      71,669
  Investment operations                 1,039           963         955
  All other                            26,680        28,664       2,507
  Total                               625,034       573,906     433,237
Interest revenue:
  Electric <F1>                           330           309         492
  Gas <F1>                                 33            31          49
  Gas marketing                            85            71          27
  Investment operations                 2,863         3,702       2,305
  All other                             7,321         4,880       2,912
  Total                                10,632        8,993       5,785
Interest expense:
  Electric <F1>                        17,544        18,191      18,009
  Gas <F1>                              1,735         1,799       1,781
  Gas marketing                           168           155          15
  Investment operations                 4,051         2,749       2,242
  All other                             6,604         3,901       2,051
  Total                                30,102        26,795      24,098
Income taxes:
  Electric                             24,331        22,881      23,714
  Gas                                   2,096         2,153       3,545
  Gas marketing                           244           339         244
  Investment operations                (1,052)       (1,517)     (2,564)
  All other                                99           154      (1,078)
  Total                                25,718        24,010      23,861
Net income:
  Electric                             41,820        38,342      37,861
  Gas                                   3,870         4,106       6,404
  Gas marketing                           239           543         405
  Investment operations                 5,318         6,899       3,528
  All other                               810           586      (2,058)
  Total                                52,057        50,476      46,140
Depreciation and amortization
expense:
  Electric                             40,829        38,077      36,217
  Gas                                   4,038         4,324       3,974
  Gas marketing                            75            36           4
  Investment operations                   139           189          91
  All other                               260           107         87
  Total                                45,341        42,733      40,373
Capital expenditures:
  Electric                             51,080        47,114      55,735
  Gas                                   9,893         9,381      12,687
  Gas marketing                          -             -           -
  Investment operations                  -             -           -
  All other                               902         2,277         592
  Total                                61,875        58,772      69,014
Identifiable assets:
  Electric <F2>                       751,159       740,746     726,507
  Gas <F2>                            143,078       141,174     137,956
  Gas marketing                        39,545        25,905      22,372
  Investment operations               154,739        87,000      94,365
  All other                           577,756       460,706     398,928
  Total assets                     $1,666,277    $1,455,531  $1,380,128

<F1>   SIGECO allocates interest revenue and expense based
on the net plant ratio which is 91% electric and 9% gas.
<F2>   Utility plant less accumulated provision for
depreciation, inventories, receivables (less allowance), regulatory assets and other identifiable assets.

The following is a reconciliation to the consolidated financial statements of SIGCORP:

Year Ended December 31
(in thousands)                        1999         1998         1997
Operating revenues:
  Total revenues for segments       $ 625,034    $ 573,906   $  433,237
  Elimination of intersegment
  revenues                            (20,543)     (16,795)       -
  Total consolidated revenues         604,491      557,111      433,237
Interest revenue:
  Total interest revenue for
  segments                             10,632        8,993        5,785
  Elimination of intersegment
  interest                             (6,137)      (3,505)      (2,782)
  Total consolidated interest
  revenue                               4,495        5,488        3,003
Interest expense:
  Total interest expense for
  segments                             30,102       26,795       24,098
  Elimination of intersegment
  interest                             (6,135)      (3,505)      (2,782)
  Total consolidated interest
  expense                              23,967       23,290       21,316
Identifiable assets:
  Total assets for segments         1,666,277    1,455,531    1,380,128
  Elimination of intersegment
  assets                             (522,135)    (426,013)    (390,105)
  Total consolidated assets        $ 1,144,142  $ 1,029,518  $  990,023

Southern Indiana Gas and Electric Company
Year Ended December 31
(in thousands)                        1999         1998         1997
Operating revenues:
   Electric                         $ 307,569    $ 297,865   $  272,545
   Gas                                 68,212       66,801       85,561
   Total                              375,781      364,666      358,106
Interest revenue:
  Electric <F1>                           330          309          492
  Gas <F1>                                 33           31           49
  Total                                   363          340          541
Interest expense:
   Electric <F1>                       17,544       18,191       18,009
   Gas <F1>                             1,735        1,799        1,780
   Total                               19,279       19,990       19,789
Identifiable assets:
   Electric <F2>                      751,598      740,746      18,009
   Gas <F2>                           143,161      141,174      1,780
   Total assets                     $ 894,759    $ 881,920   $  19,789

<F1>   SIGECO allocates interest revenue and expense based on the net plant ratio which is 91% electric and 9% gas.
<F2>   Utility plant less accumulated provision for depreciation, inventories, receivables (less allowance), regulatory assets and other identifiable assets.

>/TABLE>

NOTE 10  DISCLOSURES ABOUT FAIR VALUE

SIGCORP and SIGECO

Except for the following financial instruments, fair value of SIGCORP's and SIGECO's financial instruments is equivalent to carrying value due to their short-term nature.


SIGCORP, Inc.
At December 31               1999                    1998
(in thousands)
                             Carrying    Estimated   Carrying   Estimated
                              Amount     Fair         Amount    Fair
                                         Value                  Value
Long-Term Debt (including
current portion)           $ 326,982   $ 354,426   $ 303,471   $376,424
Partnership Obligations          845         905       2,358      3,446
(including current
portion)
Redeemable Preferred Stock     7,500       7,538       7,500      9,044
of Subsidiary


Southern Indiana Gas and Electric Company
At December 31               1999                    1998
(in thousands)
                             Carrying    Estimated   Carrying   Estimated
                              Amount     Fair         Amount    Fair
                                         Value                  Value
Long-Term Debt (including
current portion)           $ 291,982   $ 316,535   $ 268,462   $333,456
Redeemable Preferred Stock     7,500       7,538       7,500      9,044

At December 31, 1999 and 1998, respectively, the fair value of SIGCORP's debt relating to utility operations exceeded carrying amounts by $24,500,000 and $65,000,000.
Anticipated regulatory treatment of the excess or deficiency of fair value over carrying amounts of SIGECO's long-term debt, if in fact settled at amounts approximating those above, would dictate that these amounts be used to reduce or increase SIGECO's rates over a prescribed amortization period. Accordingly, any settlement would not result in a material impact on SIGECO's financial position or results of operations.

LONG-TERM DEBT At December 31, 1999 and 1998, respectively, the fair value of SIGCORP's long-term debt, which was substantially related to SIGECO's operations, were based on the current quoted market interest rate of long-term debt of comparably rated utilities (6.46%) and (5.09%). Fair value of SIGCORP's tax-exempt issues were valued at the tax-effected rate of such debt (3.26%) and (4.01%), respectively.

REDEEMABLE PREFERRED STOCK OF SIGECO At December 31, 1999 and 1998, respectively, the fair value of SIGECO's redeemable preferred stock were based on the current quoted market rate of long-term debt with similar characteristics, of comparably rated utilities (6.46%) and (5.09%).

PARTNERSHIP OBLIGATIONS At December 31, 1999 and 1998, respectively, the fair value of SIGCORP's partnership obligations were estimated based on the current quoted market rate of comparable debt (7.62%) and (5.09%).

NOTE 11  ENVIRONMENTAL

On November 3, 1999, the USEPA filed a lawsuit against SIGECO. The USEPA alleges that, beginning in 1992, SIGECO violated the Clean Air Act by: (i) making modifications to its Culley Generating Station in Yankeetown, Indiana without obtaining required permits; (ii) making major modifications to the Culley Generating Station without installing the best available emission control technology; and (iii) failing to notify the USEPA of the modifications. In addition, the lawsuit alleges that the modifications to the Culley Generating Station required SIGECO to begin complying with federal new source performance standards.

SIGECO believes it performed only proper maintenance at the Culley Generating Station. Because proper maintenance does not require permits, application of the best available emission control technology, notice to the USEPA, or compliance with new source performance standards, SIGECO believes that the lawsuit is without merit, and intends to defend the lawsuit vigorously.

The lawsuit seeks fines against SIGECO in the amount of $27,500 per day per violation. The lawsuit does not specify the number of days or violations the USEPA believes occurred. The lawsuit also seeks a court order requiring SIGECO to install the best available emissions technology at the Culley Generating Station. If the USEPA is successful in obtaining an order, SIGECO estimates that it would incur capital costs of approximately $40 million to $50 million complying with the order.

The USEPA has also issued an administrative notice of violation to SIGECO making the same allegations, but alleging that violations began in 1977.

Under applicable rules, SIGECO could be subjected to criminal penalties if the Culley Generating Station continues to operate without complying with the new source performance standards and the allegations are determined by a court to be valid. SIGECO anticipates at this time that the plant will continue to operate while the matter is being decided. SIGECO does not believe that it is liable for the alleged fine in this matter, but cannot determine the outcome of the matter with certainty. Currently, no liability has been recorded for this matter.

NOTE 12  SUBSEQUENT EVENT

On January 28, 2000, affiliates of Blackstone Capital Partners III, a private equity fund of The Blackstone Group invested in class B equity units of Utilicom Holdings LLC (Holdings) a newly formed holding company. The investment was the first part of a commitment by Blackstone to invest up to $100 million to fund future growth opportunities in fiber optic networks. At the same time, Advanced Communications exchanged 35 percent of its current 49 percent equity interest in SIGECOM LLC for $16.5 million of convertible debt of Holdings. The debt is convertible into class A equity units at a future date or in the event of a public offering of stock. Simultaneous with this transaction, Utilicom was downstreamed to Holdings and the existing equity interest in Utilicom were converted to class A equity units in Holdings. The investment restructuring resulted in an immediate after tax gain to SIGCORP of $4,900,000 in the first quarter of 2000.

     Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           SIGCORP, Inc. and
                           SOUTHERN INDIANA GAS AND
                           ELECTRIC COMPANY

Dated:  February 28, 2000

                           By:  /s/ S. M. Kerney
                           -------------------------------
                           S. M. Kerney, Controller
                           (Principal Accounting
                           Officer)